UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2006

O2DIESEL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	001-32228 (Commission File Number)	91-2023525 (IRS Employer Identification No.)

100 Commerce Drive, Suite 301
Newark, DE

(Address of principal executive offices)

19713

(Zip Code)

(302) 266-6000

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 6, 2006, O2Diesel Corporation (the “Company”) filed a Certificate of Elimination with the Secretary of State of the State of Delaware to eliminate its Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and Series B Convertible Preferred Stock (the “Series B Preferred Stock”), as there are no Series A or Series B Preferred Stock currently outstanding. That Series A and Series B Preferred Stock were originally authorized and designated as such by the Company’s Certificate of Incorporation, which was filed with the Secretary of State of the State of Delaware on September 20, 2004. As a result of the filing of the Certificate of Elimination, the Company will have 20,000,000 shares of preferred stock, $0.0001 par value per share, authorized with none outstanding, in addition to its authorized shares of common stock. The Board of Directors has the authority to issue the undesignated preferred stock in one or more series, fix the rights, preferences, privileges, and restrictions granted to or imposed on such shares and fix the number of shares constituting any series and the designation of such series.

A copy of the Certificate of Elimination is attached as Exhibit 3.1 to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired - Not applicable

(b)	Pro Forma financial information - Not applicable

(c)	Exhibits -

Exhibit No.	Description

3.1
Certificate Eliminating Reference to the Company’s Series A Convertible Preferred Stock and Series B Convertible Preferred Stock from the Certificate of Incorporation of O2Diesel Corporation dated December 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O2DIESEL CORPORATION

/s/ Alan R. Rae
Name: Alan R. Rae
Title: Chief Executive Officer

Date: December 11, 2006